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                                                     [Draft of August 28, 1996]


                              Costilla Energy, Inc.

                                4,000,000 Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                             _________ ___, 1996

PRUDENTIAL SECURITIES INCORPORATED
RAUSCHER PIERCE REFSNES, INC.
As Representatives of the several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Dear Sirs:

     Costilla Energy, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacities, the "Representatives"), as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be to the Underwriters.

     It is understood and agreed to by all parties hereof that, prior to or concurrently with the Firm Closing Date (as hereinafter defined), the Company will issue in a public offering $100 million principal of its Notes (the "Notes Offering").

     1. SECURITIES. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the several Underwriters an aggregate of 4,000,000 shares (the "Firm Securities") of the Company's Common Stock, par value $.10 per share ("Common Stock"). The Company also proposes to issue and sell to the several Underwriters not more than 600,000 additional shares of Common Stock if requested by the Representatives as provided in Section 3 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Option Securities," and the Firm Securities and any Option Securities are collectively referred to herein as the "Securities".


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     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-________) with respect to the Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder,
     (ii) has been filed with the Commission under the Act and (iii) either has become effective under the Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations prior to the filing of the Prospectus; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with
     Section 5(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to the Rules and Regulations and any Rule 462(b) Registration Statement (as hereinafter defined); "Prospectus" means the form of prospectus relating to the Securities, as first used to confirm sales of the Shares; and "described in the Prospectus" or "disclosed in the Prospectus" means described or disclosed, as applicable, in the Prospectus; "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

          (b) At the Effective Time and at all times subsequent thereto up to the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments or supplements thereto, conform in all material respects with the requirements of the Act and the Rules and Regulations, and at the Effective Time the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, did not contain any untrue statement of a material fact or omit to state a material fact necessary to


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     make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented if applicable, based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

          (c) The consolidated financial statements included in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and the changes in their consolidated financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements set forth in the Registration Statement and the Prospectus (the "pro forma financial statements") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma financial statements have been properly applied to the historical amounts in the compilation of such statements; and the assumptions used in the preparation of the pro forma financial statements are, in the opinion of the Company, reasonable.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has not been and will not have been any change in the capitalization of the Company, or any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, (iii) the Company has not issued or granted any securities, and (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

          (f) Each of the subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the


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     Registration Statement and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole; all of the issued and outstanding capital stock or other equity interest of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all such capital stock or other equity interest of each subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity and, except as disclosed in the Prospectus, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

          (g) Neither the Company nor any of its subsidiaries is (i) in violation of its or any of their charters or by-laws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound except to the extent that such default would not have a material adverse effect on the Company and its subsidiaries considered as a whole; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and the application of the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus under "Use of Proceeds" will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of or conflict with the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court decree.

          (h) The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole.


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          (i)  Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Securities; and there are no material contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed.

          (j) The Company and each of its subsidiaries has good and defensible title to all property and assets owned by it and necessary in the conduct of the business of the Company or such subsidiary in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus or (ii) such as do not materially adversely affect the value of such property to the Company or such subsidiary, and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary to an extent that such interference would have a material adverse effect on the Company or such subsidiary.

          (k) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles), except as rights to indemnity hereunder may be limited by applicable law.

          (l) The outstanding shares of Common Stock have been, and the Securities to be issued and sold by the Company upon such issuance as provided herein will be, duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock or other equity interest of any subsidiary or any such warrants, convertible securities or obligations.

          (m) Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied and those pursuant to Article XI of the Regulations of Costilla Energy, L.L.C., for or relating to the registration of any securities of the Company. The pro forma capitalization of the Company as of the date of the most recent balance sheet included in the Prospectus is as set forth in the Prospectus. The Company has all requisite


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     corporate power and authority to issue, sell, and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Securities to be sold by the Company hereunder has been validly and sufficiently taken.

          (n) The Securities are duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market.

          (o) KPMG Peat Marwick, LLP and Elms, Faris & Co., P.C., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder.

          (p) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) The Company and its subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company.

          (r) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

          (s) The Company has complied and will comply with all the provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) and all regulations promulgated thereunder relating to issuers doing business in Cuba.


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          (t)  There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (u) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (v) If the Company has elected to rely on Rule 462(b) under the Act and the Rule 462(b) Registration Statement has not been declared effective
     (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

          (w) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement
     (A) sold, bid for, purchased, or paid anyone any compensation for soliciting


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     purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (x) The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the shares, will not distribute any offering material in connection with the offering and sale of the shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

     3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $____ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of Baker & Botts, L.L.P. ("Counsel for the Underwriters"), One Shell Plaza, 910 Louisiana, Houston, Texas 77002, at 10:00 a.m., Houston time, on the fourth full business day following the date of this Agreement or at such other place, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, such time and date of deliver against payment being herein referred to as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representatives at the offices in New York, New York of the Company's transfer agent or registrar or of Prudential Securities Incorporated at least 24 hours prior to the Firm Closing Date.

          (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grant to the several Underwriters an option to purchase, severally and not jointly, the Option Securities The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this Section 3. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within 30 days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under an obligation to purchase any of the Option Securities prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth


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     the aggregate number of Option Securities as to which the several
     Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representatives and Company may agree upon or as the Representatives may determine pursuant to
     Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities, and the Firm Closing Date and the Option Closing Date are sometimes each referred to herein as a "Closing Date." Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Securities and Option Closing Date, respectively.

          (c) The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt for Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wire funds are not returned by the Company to the Underwriters on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriters' cost of financing as reasonably determined by Prudential Securities Incorporated.

          (d) It is understood that either of you, individually and not as one of the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligation hereunder.

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     4.   OFFERING BY THE UNDERWRITERS.  Upon your authorization of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as possible. If required, the Company will file the Prospectus that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus or the amendment referred to in Section 2(a) hereof, any amendment or supplement to such Prospectus or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representatives previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the Rules and Regulations, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

          (b) The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company will arrange for the qualification of the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (e) The Company will, without charge, provide (i) to the Representatives and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto), (ii) to each other Underwriter, a conformed copy of such registration statement or any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 6:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., New York City time, on such date or (B) 2:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 A.M., New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.
     The Company will provide or cause to be provided to each of the Representatives, and to each Underwriter that so requests in writing, a copy of each report on Form SR filed by the Company as required by Rule 463 under the Act.

          (f) The Company, as soon as practicable, will make generally available to its securityholders and to the Representatives a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (g) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

          (h) The Company will not, directly or indirectly, and will cause its stockholders, directors and officers to not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement and except for the grant of options pursuant to the Company's employee stock option plans described in the Prospectus and the exercise and/or sale of Common Stock by nonaffiliates of the Company acquired pursuant to the exercise of such options.

          (i) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Selling Securityholders under this Agreement).

          (j) The Company will obtain the agreements described in Section 7(f) hereof prior to the Firm Closing Date.

          (k) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (l) The Company will use its best efforts to cause the Securities to be duly included for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") prior to the Firm Closing Date. The Company will ensure that the Securities remain included for quotation on the Nasdaq National Market following the Firm Closing Date.

          (m) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

     6. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement (including financial statements and exhibits), any Rule 462(b) Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b) (including, without limitation, the deliveries thereof pursuant to Section 5(d)), this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities, (vii) any quotation of the Securities on the Nasdaq National Market and, (viii) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Act, such post-effective amendment shall have become effective) not later than 5:00 p.m., New York time, on the date of this Agreement, and, if the Company has elected to rely upon Rule 462(b), the Rule
     462(b) Registration Statement shall have been declared effective not later than the earlier of (i) 11:00 A.M., New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission and
     (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or with respect to the Registration Statement, or such later time or date as shall have been consented to by you; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

          (b) The Representatives shall have received an opinion, dated the Firm Closing Date, of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation ("Counsel for the Company"), to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and, to the best of such counsel's knowledge and information, is in good standing in each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

               (ii) Each of the subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the properties, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock or other equity interest of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, all of such capital stock or other equity interest, to the best of such counsel's knowledge and information, is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

               (iii) All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied and those pursuant to Article XI of the Regulations of Costilla Energy, L.L.C., for or relating to the registration of any securities of the Company or any of its subsidiaries, and, to the best of such counsel's knowledge, no person or entity (other than the Underwriters) has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person or entity, or permit such person or entity to underwrite the sale of, any of the Securities. The authorized equity capitalization of the Company as of the date of the most recent balance sheet included or incorporated by reference in the Prospectus is as set forth in the Prospectus, and the Securities conform as to legal matters to the description thereof contained in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus and upon delivery of the Securities against payment therefor in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable.

               (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Securities.

               (v) This Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission. All required filings by the Company under Rule 424(b) of the Rules and Regulations have been timely made.

               (vii) Statements set forth in the Prospectus under the headings "Business and Properties--Regulation" and "Description of Capital Stock," in the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein fairly present the information called for with respect to such legal matters, documents and proceedings.

               (viii) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws and such other approvals (specified in such opinion) as have been obtained; and, to the best of such counsel's knowledge and information, the execution and delivery of this Agreement, the issue and sale of the Securities being delivered on such Closing Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree.

               (ix) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

               (x) The Registration Statement, any Rule 462(b) Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company at the time the Registration Statement and each amendment thereto became effective (except that no opinion need be expressed as to the financial statements or notes thereto and other financial and statistical data contained therein) complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.

          Such opinion shall also contain a statement that such counsel has no reason to believe that (i) the Registration Statement, as of the Effective Time, or any amendment thereto (other than the engineering data, financial statements and notes thereto and the other engineering, financial and statistical data contained therein, as to which such counsel need not comment), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any supplement or amendment thereto (other than the engineering data, financial statements and notes thereto and the other engineering, financial and statistical data contained therein, as to which such counsel need not comment), on the Firm Closing Date or at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Representatives shall have received an opinion, dated the Firm Closing Date, of Counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of law upon the opinion of Counsel for the Company referred to in paragraph (b) above.

          (d) The Representatives shall have received from KPMG Peat Marwick, LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) they are independent accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the applicable Rules and Regulations;

               (ii) in their opinion, the audited consolidated financial statements and schedules and pro forma financial statements examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) on the basis of a reading of the latest available interim unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                (A) the unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; or

               (B) at a specified date not more than five days prior to the date of such letters, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net current assets or members' capital of the Company and its subsidiaries or any increases or decreases in any other items specified by the Underwriters, in each case as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letters, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or the total or per share amounts of consolidated net income of the Company and its subsidiaries or any increases or decreases in any other items specified by the Underwriters, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letters as shall have been agreed to by the Underwriters and the Company;

               (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the specified procedures referred to in clause
          (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries identified in such letters; and

               (v) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph
          (v), inquiries of certain officials of the Company and its consolidated subsidiaries and Parker & Parsley Development L.P. who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          References to the Registration Statement and the Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (e) You shall have received a certificate, dated the Firm Closing Date of the principal executive officer and the principal financial or accounting officer of the Company to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

               (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (f) You shall have received from each person who is an officer of the Company or who owns more than __% of the outstanding shares of Common Stock an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement.

          (g) On or before the Firm Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          (h) Prior to the commencement of the offering of the Securities, the Securities shall have been included for trading on the Nasdaq National Market.

          (i) On or prior to the Firm Closing Date, the closing contemplated pursuant to the Notes Offering shall have occurred.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

     The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement,

               (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

               (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or

               (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films or tape recordings, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and PROVIDED, FURTHER, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Sections 5(b) or 5(d) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of the directors of the Company, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any

     Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Prudential Securities Incorporated Master Agreement Among Underwriters. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     9. DEFAULT OF UNDERWRITERS. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangement satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for it default.

     10. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. TERMINATION. (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representatives by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

               (i) the Company or any of its subsidiaries shall have, in the sole judgment of the Representatives, sustained any material lose or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

               (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities; or

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
     Section 10 hereof.

     12. INFORMATION SUPPLIED BY UNDERWRITERS. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

     13. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Costilla Energy, Inc.,

400 West Illinois, Suite 1000, Midland, Texas 79701, to the attention of the Secretary with copy to the President.



     14. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, Costilla Energy, L.L.C. (the "LLC") and their respective successors and legal representatives. The LLC is a party to this Agreement to confirm its agreement with the Underwriters that it shall be jointly and severally responsible for all obligations of the Company hereunder as an original obligor. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and
(ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from an Underwriter shall be deemed a successor because of such purchase.


     15. APPLICABLE LAW. The validity and interpretation of this Agreement, and the term and conditions set forth herein, shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.

                                      Very truly yours,

                                      COSTILLA ENERGY, INC.



                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                      COSTILLA ENERGY, L.L.C.



                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PRUDENTIAL SECURITIES INCORPORATED
RAUSCHER PIERCE REFSNES, INC.

By PRUDENTIAL SECURITIES INCORPORATED


By:
   ------------------------------------
   Name:
   Title:

For itself and on behalf of the Representatives.

                                SCHEDULE 1

                               UNDERWRITERS


                                                 NUMBER OF FIRM
                                                  SECURITIES TO
UNDERWRITER                                       BE PURCHASED
- -----------                                      --------------
Prudential Securities Incorporated............

Rauscher Pierce Refsnes, Inc. ................

               Total..........................   --------------